      As filed with the Securities and Exchange Commission on September 30, 1998
                                                    Registration No. 333-_______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                              ________________

                                CONNECT, INC.
           (Exact name of Registrant as specified in its charter)

        DELAWARE                                          77-0431045
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              515 ELLIS STREET
                        MOUNTAIN VIEW, CA  94043-2242
                  (Address of principal executive offices)
                           _______________________

                           1996 STOCK OPTION PLAN
                           1989 STOCK OPTION PLAN
                          (Full title of the Plans)
                           _______________________

                               CRAIG D. NORRIS
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                CONNECT, INC.
                              515 ELLIS STREET
                         MOUNTAIN VIEW, CA  94043-2242
                               (650) 254-4000
(Name, address and telephone number, including area code, of agent for service)
                           _______________________
                                  Copy to:

                            Donald M. Keller, Jr.
                              Venture Law Group
                         A Professional Corporation
                             2800 Sand Hill Road
                        Menlo Park, California 94025
                               (650) 854-4488

                                  CALCULATION OF REGISTRATION FEE
                                                                                Proposed        Proposed
                                                          Maximum               Maximum         Maximum          Amount of
                                                        Amount to be         Offering Price     Aggregate       Registration
Title of Securities to be Registered                    Registered(1)           Per Share     Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------------
     1996 STOCK OPTION PLAN
         Common Stock,
         $.001 par value...........................       444,600 Shares        $  0.61(2)      $  271,207         $ 80.00

         Common Stock,
         $.001 par value...........................     1,555,400 Shares        $  1.98(3)      $3,079,692         $909.00

     1989 STOCK OPTION PLAN
         Common Stock,
         $.001 par value...........................        47,535 Shares        $  0.61(2)      $   28,996         $  9.00

         Common Stock,
         $.001 par value...........................        77,518 Shares        $1.3125(3)      $  179,670         $ 53.00
                                                        ----------------                        ----------         -------
                                                        2,125,053 Shares                        $3,559,565         $ 1,051

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on September 24, 1998.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are hereby registered.


                              Page 1 of 7 Pages
                           Exhibit Index on Page 5

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.
                ---------------------------------------

       The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited
                                       ------------
financial statements for the Registrant's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

       (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission under Section 12 of the Exchange Act on December 31, 1997, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.         DESCRIPTION OF SECURITIES.  Not applicable.
                -------------------------

Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
                --------------------------------------

Item 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                -----------------------------------------

       The Registrant's Amended and Restated Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of its directors and officers against expenses (including attorney's fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that such person is or was an agent of the corporation to the maximum extent and in the manner permitted by the Delaware
General Corporation Law.   In addition, the Registrant has entered into
Indemnification Agreements with each of its officers and directors which provide for the indemnification of such persons to the fullest extent permitted by Delaware law.

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
                -----------------------------------------------------

Item 8.         EXHIBITS.
                --------

                  Exhibit
                  Number
                  ------

                  5.1       Opinion of Venture Law Group, A Professional
                            Corporation.

                  23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

                  23.2      Consent of Ernst & Young LLP, Independent Auditors.

                  24.1      Powers of Attorney (see p. 4).

_______________



Item 9.         UNDERTAKINGS.
                -------------


       The undersigned Registrant hereby undertakes:


                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           [Signature Pages Follow]

                                  SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant, CONNECT, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 28th day of September, 1998.


                                 CONNECT, INC.



                                 By:    /s/ Joseph G. Girata
                                      ----------------------------------------
                                           Joseph G. Girata
                                           Vice President of Finance and
                                           Administration and Chief Financial
                                           Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig D. Norris and Joseph G. Girata, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
/s/ Craig D. Norris                     President and Chief Executive Officer and             September 28, 1998
-------------------------------------    Director (Principal Executive Officer)
Craig D. Norris

/s/ Joseph G. Girata                    Vice President of Finance and                         September 28, 1998
-------------------------------------    Administration and Chief Financial
Joseph G. Girata                         Officer (Principal Financial
                                         and Accounting Officer)

/s/ Promod Haque                        Director                                              September 28, 1998
-------------------------------------
Promod Haque

/s/ Richard H. Lussier                  Director                                              September 28, 1998
-------------------------------------
Richard H. Lussier

/s/ Gordon J. Bridge                    Director                                              September 28, 1998
-------------------------------------
Gordon J. Bridge

/s/ Rory T. O'Driscoll                  Director                                              September 28, 1998
-------------------------------------
Rory T. O'Driscoll

                               INDEX TO EXHIBITS


  Exhibit
  Number
  ------
   5.1          Opinion of Venture Law Group, A Professional Corporation
  23.1          Consent of Venture Law Group, A Professional Corporation
                (included in Exhibit 5.1).
  23.2          Consent of Ernst & Young LLP, Independent Auditors.
  24.1          Powers of Attorney (see p. 4).